                                                                       EXHIBIT D

                               SECURITY AGREEMENT

      SECURITY AGREEMENT, dated as of May 7, 1998 made by Number Nine Visual Technology Corporation, a Delaware corporation (the "Borrower") in favor of Silicon Graphics, Inc. (the "Investor").

                                    RECITALS

      Pursuant to the Securities Purchase Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between the Borrower and the Investor, the Investor has agreed to make loans to the Borrower, upon the terms and subject to the conditions set forth therein, to be evidenced by a series of secured subordinated convertible promissory notes (each a "Note" and, collectively, the "Notes") issued by the Borrower thereunder. It is a condition precedent to the obligation of the Investor to make its loans to the Borrower under the Purchase Agreement that the Borrower shall have executed and delivered this Security Agreement to the Investor.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Investor to make its loans to the Borrower under the Purchase Agreement, the Borrower hereby agrees with the Investor as follows:

      1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Purchase Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the Commonwealth of Massachusetts on the date hereof are used herein as therein defined: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

            "Code" means the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts.

            "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

            "Event of Default" shall have the meaning assigned to it in the Notes.

            "Obligations" means the unpaid principal amount of, and interest on, the Notes and all other obligations and liabilities of the Borrower to the Investor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Purchase Agreement, the Notes or this Security Agreement and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing, of the Borrower to the Investor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs,
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expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Investor) or otherwise.

            "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

      2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Investor a security interest in the property set forth on Schedule A hereto (collectively, the "Collateral").

      3.    Rights of Investor; Limitations on Investor's Obligations.

            (a) Borrower Remains Liable under Accounts. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. The Investor shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Investor of any payment relating to such Account pursuant hereto, nor shall the Investor be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            (b) Notice to Account Debtors. Upon the request of the Investor at any time after the occurrence and during the continuance of an Event of Default, the Borrower shall notify account debtors on the Accounts that the Accounts have been assigned to the Investor and that payments in respect thereof shall be made directly to the Investor. The Investor may in its own name or in the name of others communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

            (c) Collections on Accounts. The Investor hereby authorizes the Borrower to collect the Accounts, and the Investor may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Investor at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Borrower, shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly endorsed by the Borrower to the Investor if required, in a special collateral account maintained by the Investor, subject to withdrawal by the Investor only, as hereinafter provided, and, until so turned over, shall be held by the Borrower in trust for the Investor, segregated from other funds of the Borrower. All Proceeds constituting collections of Accounts while held by the Investor (or by the Borrower in trust for the Investor) shall continue to be collateral security for all of the
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Obligations and shall not constitute payment thereof until applied thereto by the Investor, or by the Borrower with the Investor's consent. If an Event of Default shall have occurred and be continuing, at any time at the Investor's election, the Investor shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Investor may elect, and any part of such funds which the Investor elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Investor to the Borrower or to whomsoever may be lawfully entitled to receive the same. At the Investor's request, the Borrower shall deliver to the Investor all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, including, without limitation, all original orders, invoices and shipping receipts.

            (d) Trust Account. Upon the occurrence and during the continuance of an Event of Default, the Investor may, in its sole discretion, elect to require the Borrower to establish with the Investor a trust account and to deal with all of its Receivables subject to the provisions of this Section. Following such election, the Borrower will collect its Receivables as the Investor's collection agent, hold such collections in trust for the Investor without commingling the same with other funds of the Borrower and will promptly, on the day of receipt thereof, transmit such collections to the Investor in the identical form in which they were received by the Borrower, with such endorsements as may be appropriate, accompanied by a report, in form approved by the Investor, showing the amount of such collections and the cash discounts applicable thereto.

            (e) Title to Collateral. The Borrower represents and warrants to the Investor that it has good title to all of the Collateral, free and clear of all liens, security interests and adverse interests, other than the Permitted Liens, in favor of any person or entity other than the Investor.

      4. Covenants. The Borrower covenants and agrees with the Investor that, from and after the date of this Security Agreement until the Obligations are paid in full:

            (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Investor, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Investor may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. The Borrower also hereby authorizes the Investor to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Investor, duly endorsed in a manner satisfactory to the Investor, to be held as Collateral pursuant to this Security Agreement.
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                                     - 4 -



            (b) Indemnification. The Borrower agrees to pay, and to save the Investor harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Investor under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Borrower will save, indemnify and keep the Investor harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The foregoing indemnification shall not apply to any liabilities, costs or expenses resulting directly from the gross negligence, actual willful misconduct or bad faith of the Investor.

            (c) Maintenance of Records. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Investor's further security, the Borrower hereby grants to the Investor a security interest in all of the Borrower's books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Borrower shall turn over any such books and records to the Investor or to its representatives during normal business hours at the request of the Investor.

            (d) Right of Inspection. The Investor shall at all times have full and free access during normal business hours, and upon reasonable prior notice, to all the books of record and account of the Borrower, and the Investor or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Investor, at the Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Investor and its representatives shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same or otherwise protecting its interests therein.

            (e) Compliance with Laws, etc. The Borrower will comply in all material respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Borrower's business; provided, however, that the Borrower may contest any such law, rule, regulation or order in any reasonable manner which shall not, in the reasonable opinion of the Investor, adversely affect the Investor's rights or the priority of its liens on the Collateral.
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                                     - 5 -


              (f) Payment of Obligations. The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Borrower's books in accordance with GAAP.

            (g) Limitation on Liens on Collateral. The Borrower will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Investor in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

            (h) Limitations on Dispositions of Collateral. The Borrower will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales of Collateral permitted by the Purchase Agreement.

            (i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Borrower, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

            (j) Maintenance of Equipment. The Borrower will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

            (k) Maintenance of Insurance. The Borrower will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Investor and (ii) insuring the Borrower and the Investor against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Investor, with losses payable to the Borrower and the Investor as their respective interests may appear. All such insurance shall
(i) provide that no termination, cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Investor of written notice thereof, (ii) name the Investor as an insured and (iii) be reasonably satisfactory in all other respect to the Investor. From time to time upon the request of the Investor, the Borrower shall deliver to the Investor insurance policies, certificates or binders as the Investor may from time to time reasonably request.
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            (l) Further Identification of Collateral. The Borrower will furnish to the Investor from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Investor may reasonably request, all in reasonable detail.

      5.    Investor's Appointment as Attorney-in-Fact.

            (a) Powers. The Borrower hereby irrevocably constitutes and appoints the Investor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Investor's reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Investor the power and right, on behalf of the Borrower, without notice to or assent by the Borrower, to do the following:

                  (i) in the case of any Account, at any time when the authority of the Borrower to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 3(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Investor for the purpose of collecting any and all such moneys due under any Account, Instrument or with respect to any other collateral whenever payable;

                  (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                  (iii) Upon the occurrence and during the continuance of any
                        Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Investor or as the Investor shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to

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                        collect the Collateral or any thereof and to enforce any
                        other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Investor may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Investor were the absolute owner thereof for all purposes, and to do, at the Investor's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Investor deems necessary to protect, preserve or realize upon the Collateral and the Investor's liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Borrower might do.

At the reasonable request of the Investor, the Borrower shall deliver to the Investor, one or more further documents ratifying any and all actions that said attorneys shall lawfully take or do or cause to be taken or done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (b) Other Powers. The Borrower also authorizes the Investor, at any time and from time to time, to execute, in connection with the sales provided for in Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

            (c) No Duty on Investor's Part. The powers conferred on the Investor hereunder are solely to protect the Investor's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Investor shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

      6. Performance by Investor of Borrower's Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein and the Investor, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Investor incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Prime Rate plus 2%, shall be payable by the Borrower to the Investor on demand and shall constitute Obligations secured hereby.

      7. Remedies. If an Event of Default shall occur and be continuing, the Investor may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Investor, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the
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                                     - 8 -



Borrower or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Investor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Investor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Investor's request, to assemble the Collateral and make it available to the Investor at places which the Investor shall reasonably select, whether at the Borrower's premises or elsewhere. The Investor shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Investor hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Investor may elect, and only after such application and after the payment by the Investor of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Investor account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Investor arising out of the exercise by the Investor of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, actual willful misconduct or bad faith of the Investor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least seven days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Investor to collect such deficiency.

      8. Limitation on Duties Regarding Preservation of Collateral. The Investor's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Investor deals with similar property for its own account. Neither the Investor nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

      9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

      10. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such
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prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      12. No Waiver; Cumulative Remedies. The Investor shall not by any act (except by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Investor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Investor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Investor would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      13. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Investor, provided that any provision of this Security Agreement may be waived by the Investor in a written letter or agreement executed by the Investor or by telex or facsimile transmission from the Investor. This Security Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Investor and its successors and assigns.

      14. Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts,

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Borrower has caused this Security Agreement to be duly executed and delivered in favor of the Investor as of the date first above written.


                      BORROWER:

                      NUMBER NINE VISUAL TECHNOLOGY
                       CORPORATION


                      By:   /s/  Andrew Najda
                         --------------------
                      Name:  Andrew Najda
                           --------------
                      Title:   Chairman of the Board and Chief Executive Officer
                            ----------------------------------------------------

AGREED AND ACCEPTED TO BY:

INVESTOR:

SILICON GRAPHICS, INC.


By:    /s/  David Orton
   --------------------
Name:    David Orton
     ---------------
Title:   Senior Vice President
      ------------------------

                                   SCHEDULE A

                                   Collateral

      All of the assets of the Borrower, wherever located and whether now owned or hereafter acquired or arising, and all proceeds therefrom, including:

            (i) all of the Borrower's inventory, goods, wares, merchandise, raw materials, supplies, work in process, finished goods, and other personal property of every kind and description held for sale or lease or furnished or to be furnished under any contract of service, and all goods which are in transit, and all returned, repossessed and rejected goods of the foregoing description, and any other tangible personal property held by the Borrower for licensing, processing, sale or other business purpose or to be used, licensed or consumed in the Borrower's business;

            (ii) all machinery, equipment, motor vehicles, furniture, office equipment and supplies, plant equipment, tools, dies, molds, fixtures and leasehold improvements of Borrower, of every kind and description, wherever located and including all additions, improvements, accessions and substitutions thereto;

            (iii) all accounts, accounts receivable and notes receivable of the Borrower, whether now existing or hereafter arising, as well as all right, title and interest of the Borrower in the goods, license rights or services which have given rise thereto, including the rights of reclamation and of stoppage in transit and all other rights to the payment of money (including without limitation, tax refunds);

            (iv) all contracts and contract rights of the Borrower, now existing or hereafter arising, under contracts to sell or lease goods or render services;

            (v) all insurance proceeds, whether arising out of any of the foregoing or otherwise;

            (vi) all notes, bills, drafts, acceptances, choses in action, chattel paper, instruments, and any other forms of obligations and receivables and rights to payment for credit extended and for goods sold, licensed or leased or services rendered, whether or not earned by performance, all deposit accounts maintained by the Borrower with any Investor, trust company, investment firm or fund, or similar institutions, documents, books and records, rights in and to all goodwill and all other general intangibles of the Borrower, including all customer lists, causes of action, judgments, rights to performance, licenses, permits, copyrights, trademarks, servicemarks, trade secrets, trade names, patents, patent applications, patent rights, proprietary processes and related documentation, intellectual property rights, rights as a licensee to intellectual property rights, blueprints, drawings, designs, diagrams, engineering details and specifications, plans, reports, charts, catalogs, manuals, inventions, know-how, notes and memoranda, technical data and any and all concepts or ideas in any manner related to the design, development, manufacture, sale,
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                                     - 12 -


marketing, license, lease or use of any or all goods produced or sold, licensed or leased or services rendered by the Borrower in its business; and

          (vii) all securities and all guaranties for, and all products, proceeds, additions, substitutions, and accessions of, any of the foregoing property.